Exhibit 99.1

DESTINATION MATERNITY CORPORATION

CONTACT:	Judd P. Tirnauer
Executive Vice President &
Chief Financial Officer
(215) 873-2278

For Immediate Release

DESTINATION MATERNITY REPORTS Q1 EARNINGS AND

PROVIDES UPDATED EARNINGS GUIDANCE FOR FISCAL 2012

•	Q1 GAAP Diluted EPS of $0.17, a decrease from last year’s Q1 GAAP Diluted EPS of $0.40, and at the low end of prior guidance of $0.17-$0.26 provided on November 17, 2011.

•	Q1 Non-GAAP Adjusted Diluted EPS of $0.20, a decrease from last year’s Q1 Non-GAAP Adjusted Diluted EPS of $0.44, and at the low end of prior guidance of $0.20-$0.29.

•

Projected full year Fiscal 2012 GAAP Diluted EPS of $1.26-$1.51, a projected decrease from Fiscal 2011 full year GAAP Diluted EPS of $1.75, and a decrease compared to prior EPS guidance of $1.55-$1.78.

•

Projected full year Fiscal 2012 Non-GAAP Adjusted Diluted EPS of $1.37-$1.62, a projected decrease from Fiscal 2011 full year Non-GAAP Adjusted Diluted EPS of $1.87, and a decrease compared to prior Adjusted Diluted EPS guidance of $1.66-$1.89.

•

Projected full year Fiscal 2012 free cash flow (defined as net cash provided by operating activities minus capital expenditures) of approximately $20 to $26 million, a projected increase from Fiscal 2011 free cash flow of $9.2 million.

Philadelphia, PA, January 26, 2012 – Destination Maternity Corporation (Nasdaq: DEST), the world’s leading maternity apparel retailer, today announced operating results for the first quarter of fiscal 2012, which ended December 31, 2011. The Company’s diluted earnings per share for its first quarter of fiscal 2012 were at the low end of its November 17, 2011 earnings guidance. On January 25, 2012 the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.175 per share payable March 28, 2012.

DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2012 RESULTS	Page 2

First Quarter Fiscal 2012 Financial Results

•

GAAP net income for the first quarter of fiscal 2012 was $2.3 million, a decrease compared to GAAP net income of $5.2 million for the first quarter of fiscal 2011. GAAP diluted earnings per share for the first quarter of fiscal 2012 was $0.17, a decrease compared to $0.40 for the first quarter of fiscal 2011. This first quarter fiscal 2012 GAAP earnings performance was at the low end of the Company’s guidance, provided in its November 17, 2011 press release, of GAAP diluted earnings per share of between $0.17 and $0.26.

•

Non-GAAP adjusted net income (before stock-based compensation expense and loss on extinguishment of debt) for the first quarter of fiscal 2012 was $2.6 million, a decrease from the comparably adjusted non-GAAP net income of $5.7 million for the first quarter of fiscal 2011. Non-GAAP adjusted diluted earnings per share for the first quarter of fiscal 2012 was $0.20 per share, a decrease from the comparably adjusted non-GAAP diluted earnings per share of $0.44 for the first quarter of fiscal 2011. This first quarter fiscal 2011 non-GAAP adjusted earnings performance was at the low end of the Company’s guidance, provided in its November 17, 2011 press release, of non-GAAP adjusted diluted earnings per share of between $0.20 and $0.29.

•

Adjusted EBITDA was $8.3 million for the first quarter of fiscal 2012, a decrease compared to the $13.3 million of Adjusted EBITDA for the first quarter of fiscal 2011. Adjusted EBITDA is defined in the financial tables at the end of this press release.

•

Net sales for the first quarter of fiscal 2012 increased 0.7% to $136.4 million from $135.4 million for the first quarter of fiscal 2011. The increase in sales for the first quarter of fiscal 2012 compared to fiscal 2011 resulted primarily from increased sales due to the expansion of the Company’s maternity apparel leased department relationship with Macy’s®, partially offset by: (1) a decrease in comparable sales, (2) decreased sales related to the Company’s continued efforts to close underperforming stores, and, to a much lesser extent, (3) a decrease in sales due to the closure of all of the Company’s remaining leased departments within Kmart® stores during the month of October 2011. The net sales of $136.4 million for the first quarter were below the Company’s guidance range of $138 to $142 million provided in November 2011.

•

Comparable sales (which include Internet sales) for the first quarter of fiscal 2012 decreased 4.1% versus a comparable sales increase of 2.1% for the first quarter of fiscal 2011. The comparable sales decrease of 4.1% during the first quarter of fiscal 2012 was below the Company’s guidance range of a decrease between 0.5% and 3.5% provided in November 2011. The Company estimates that the cannibalization impact of the leased department expansion with Macy’s in February 2011 hurt its first quarter comparable sales by between 1 and 2 percentage points. The Company’s Internet sales, which are included in the Company’s reported comparable sales, increased 30% for the first quarter of fiscal 2012, on top of an 18% increase in the first quarter of fiscal 2011.

•

Gross margin for the first quarter of fiscal 2012 was 51.0%, a decrease versus last year’s first quarter gross margin of 53.9%, due primarily to lower merchandise margin driven by higher promotional activity, higher markdowns and higher product costs. Gross margin for the first quarter was somewhat lower than planned, due to price promotional activity and additional markdowns taken to spur sales and manage inventory.

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DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2012 RESULTS	Page 3

Financing and Related Activities

•	The Company made an optional $5.0 million prepayment on its Term Loan in the first quarter of fiscal 2012.

•

On January 25, 2012 the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.175 per share, payable March 28, 2012 to stockholders of record at the close of business on March 7, 2012.

•

On March 1, 2011, the Company effected a two-for-one stock split in the form of a stock dividend. All share and per share amounts included in this first quarter fiscal 2012 earnings release give effect to the stock split and have been adjusted retroactively for all periods presented.

Retail Locations

The table below summarizes store opening and closing activity for the first quarter of fiscal 2012 and 2011, as well as the Company’s store, total retail location and total international franchised location count at the end of each fiscal period. The increase in leased department locations at December 31, 2011 versus December 31, 2010 predominantly reflects the opening of 517 leased department locations during the second quarter of fiscal 2011 for the Company’s Macy’s expansion, and the closing of all remaining 291 Kmart leased department locations in October 2011.

	First Quarter Ended December 31,
	2011	2010

Store Openings (1)
Total	—	1
Multi-Brand Store Openings	—	1

Store Closings (1)
Total	2	9
Closings Related to Multi-Brand Store Openings	—	1

Period End Retail Location Count (1)
Stores	656	690
Leased Department Locations	1,405	1,192

Total Retail Locations (1)	2,061	1,882

(1)	Excludes international franchised locations.

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DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2012 RESULTS	Page 4

	First Quarter Ended December 31,
	2011	2010

International Franchised Location Openings
Stores	—	—
Shop-in-Shop Locations	13	13

Total International Franchised Location Openings	13	13

International Franchised Location Closings
Stores	—	—
Shop-in-Shop Locations	1	—

Total International Franchised Location Closings	1	—

Period End International Franchised Location Count
Stores	15	8
Shop-in-Shop Locations	63	36

Total International Franchised Locations	78	44

Commentary

Ed Krell, Chief Executive Officer of Destination Maternity Corporation, noted, “For the first quarter of fiscal 2012, our earnings were at the low end of our prior guidance range, driven by: (1) sales being below our expected sales range; and (2) gross margin being lower than planned, due to price promotional activity and additional markdowns taken to spur sales and manage inventory; partially offset by (3) lower than planned expenses, driven by our continued tight management of expenses.

“We recognize the continued difficult overall economic environment for the consumer, especially the moderate-priced consumer, although we remain focused on the things that we can control, not on external factors that we cannot control. Our key focus continues to be improving our sales performance through initiatives to enhance our merchandise assortments, merchandise presentation and customer experience. Over the past several months, we have made many changes to drive improvements in our merchandise assortments and the way these assortments are presented in store, and we believe that we will begin to see some of the benefit of these initiatives beginning with our Spring 2012 product lines. We have added new talent to our team to help drive this improvement in sales performance, including Chris Daniel having joined us as President on June 1, as well as hiring a new head merchant for our Motherhood Maternity® brand and a new Vice President of Marketing in the past three months.”

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DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2012 RESULTS	Page 5

Financing and Related Activities

“During the first quarter of fiscal 2012 we made $5.0 million in optional prepayments on our Term Loan and continued our regular quarterly cash dividend, after having initiated this regular quarterly cash dividend in the second quarter of fiscal 2011. Our debt prepayment and regular quarterly dividend payments demonstrate our confidence in the Company’s financial strength, cash flow generation, and prospects for the future, and highlight our commitment to continue to drive shareholder value.”

Guidance for Fiscal 2012

“Looking forward, we are confident that we can improve our sales performance and position our Company for continued future growth, by enhancing our merchandise assortments, merchandise presentation and customer experience, and continuing to focus on our strategic plan as summarized in our five key goals and strategic objectives discussed later under “Company Strategy.”

“Our financial guidance for the full year fiscal 2012 is as follows:

•

Net sales in the $545 to $556 million range, representing projected sales between flat and a 1.9% increase versus fiscal 2011 net sales of $545.4 million. The planned flat to slightly increased sales for fiscal 2012 versus fiscal 2011 is driven primarily by: (1) the additional four to five months of sales related to the expansion into 517 additional Macy’s locations in the second quarter of fiscal 2011; and (2) a projected comparable sales change of between a decrease of 0.3% to an increase of 2.0%, with comparable sales projected to be stronger in the second half of the year versus the first half of the year, as we are able to benefit from our merchandising initiatives; partially offset by (3) decreased sales related to our continued efforts to close underperforming stores and, to a lesser extent (4) the closure of our remaining 291 Kmart leased department locations during October 2011. The Company projects the cannibalization impact of the Macy’s leased department expansion to hurt fiscal 2012 comparable sales by approximately 1 percentage point.

•

Gross margin for fiscal 2012 is expected to decrease between 70 and 120 basis points versus fiscal 2011, with lower year-over-year gross margin for the first half of fiscal 2012, partially offset by somewhat improved year-over-year gross margin in the second half of the year.

•

Total selling, general and administrative expenses (SG&A) are planned to be higher than fiscal 2011 in dollar terms and essentially equal to or slightly higher than fiscal 2011 as a percentage of net sales. The projected SG&A increase for the full year primarily results from additional operating expenses resulting from the full year impact of the Macy’s leased department expansion in the second quarter of fiscal 2011, as well as other inflationary expense increases and targeted expense increases to help drive sales, partially offset by lower incentive compensation and continued overall tight management of expenses.

•	Operating income in the $28.6 to $34.1 million range, a projected decrease compared to fiscal 2011 operating income of $38.2 million.

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DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2012 RESULTS	Page 6

•	GAAP diluted earnings per share of between $1.26 and $1.51 per share for fiscal 2012, a projected decrease compared to earnings of $1.75 per share (diluted) for fiscal 2011.

•

Non-GAAP adjusted diluted earnings per common share (before restructuring and other charges, stock-based compensation expense, and loss on extinguishment of debt) is projected to be between $1.37 and $1.62 per share for fiscal 2012, a projected decrease versus non-GAAP adjusted diluted earnings per share of $1.87 per share for fiscal 2011.

•	Adjusted EBITDA in the $45.5 to $51.0 million range, a projected decrease compared to the fiscal 2011 Adjusted EBITDA of $54.4 million.

•

Open 5 to 11 new stores during the year, including 5 to 9 new multi-brand Destination Maternity stores, and close approximately 30 to 40 stores, with 9 to 16 of these planned store closings related to openings of new Destination Maternity stores.

•

Capital expenditures planned at between $11.5 and $14.0 million compared to fiscal 2011 capital expenditures of $12.3 million. After deducting projected tenant construction allowance payments to us from store landlords, the Company expects net cash outlay for capital projects to be between $9.0 million and $11.0 million, compared to $9.1 million in fiscal 2011.

•	Inventory at fiscal 2012 year end planned to be approximately 2-6% lower (approximately $2 to $5 million lower) than fiscal 2011 year end.

•

Given these assumptions, the Company plans to generate free cash flow (defined as net cash provided by operating activities minus capital expenditures) of approximately $20 to $26 million for the full year fiscal 2012, a projected increase from fiscal 2011 free cash flow of $9.2 million. Based on the Company’s current quarterly dividend rate of $0.175 per share, the dividend will use approximately $9.3 million of cash flow for fiscal 2012.

“Our financial guidance for the second quarter of fiscal 2012 is as follows:

•	Net sales in the $133 to $137 million range.

•

A projected comparable sales change of between a decrease of 1% to an increase of 3%, on a reported basis. It is important to note that we expect our reported comparable sales for the second quarter of fiscal 2012 to benefit by approximately 2 percentage points due to: (1) having an extra day in the quarter versus last year, due to 2012 being a leap year; and (2) the benefit of a days shift in the calendar month of March compared to last year, with an extra Friday and Saturday compared to last March, and one less Tuesday and Wednesday compared to last March. Adjusting out these “calendar shift” benefits, our days-adjusted projected comparable sales for the second quarter is between a decrease of 3% and an increase of 1%. Also, we project the cannibalization impact of the Macy’s leased department expansion to hurt our second quarter comparable sales by approximately 1 percentage point.

•	GAAP diluted earnings per common share of between $0.21 and $0.31 per share, versus the GAAP diluted earnings per share of $0.43 for the second quarter of fiscal 2011.

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DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2012 RESULTS	Page 7

•

Non-GAAP adjusted diluted earnings per common share (before stock-based compensation expense and loss on extinguishment of debt) of between $0.24 and $0.34 per share, versus comparably adjusted non-GAAP diluted earnings per share of $0.45 for the second quarter of fiscal 2011.”

Company Strategy

Mr. Krell added, “As we plan and execute our business for both this year and beyond, we continue to be guided by our five key goals and strategic objectives:

1.	Be a profitable global leader in the maternity apparel business, treating all our partners and stakeholders with respect and fairness.

2.	Increase the profitability of our U.S. business, focusing on the following:

a.	Increase comparable sales, through continued improvement of merchandise assortments, merchandise presentation and customer experience, providing a more shoppable store environment for our customers, and through enhanced marketing and advertising.

b.	Reduce our expenditures and continue to be more efficient in operating our business—streamline, simplify and focus.

c.	Continue to expand our multi-brand Destination Maternity store chain where ROI hurdles are met, with the goal of operating fewer but larger stores over time; and

d.	Continue to close underperforming stores.

3.	In addition to achieving increased comparable sales, we aim to grow our sales where we can do so profitably, including the following areas of focus:

a.	International expansion.

b.	Potential growth of our leased department and licensed relationships.

c.	Increased utilization of the Internet to drive sales, targeting both increased direct Internet sales and enhanced web marketing initiatives to drive store sales.

d.	Selective new store openings and relocations in the U.S. and Canada; and

e.	Continued focus on enhancing our overall customer relationship, including our marketing partnership programs.

4.	Focus on generating free cash flow to drive increased shareholder value.

5.	Maintain and intensify our primary focus on delivering great maternity apparel product and service in each of our brands and store formats, to serve the maternity apparel customer like no one else can.”

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DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2012 RESULTS	Page 8

Mr. Krell concluded, “Although we are proud of what we have accomplished in the past three years to significantly improve our Company’s profitability and financial position, even in the face of a challenging sales environment, we are not pleased with our recent results. Although we recognize that over the past three years we have faced the dual challenges of a deep recession and a 7.3% decrease in births in the United States for 2010 (the most recent reported birth information) versus 2007, we are not pleased with our sales performance, especially in recent months, and we remain focused on driving improvement in our sales performance through initiatives to enhance our merchandise assortments, merchandise presentation and customer experience. We are confident in our ability to continue to manage our business through this uncertain consumer environment, to turn around our sales performance, and to continue to make progress towards our key corporate goals.”

Conference Call Information

As announced previously, the Company will hold a conference call today at 9:00 a.m. Eastern Time, regarding the Company’s first quarter fiscal 2012 earnings and future financial guidance. You can participate in this conference call by calling (866) 271-0675. Please call ten minutes prior to 9:00 a.m. Eastern Time. The conference call (listen only) will also be available on the investor section of our website at http://investor.destinationmaternity.com. The passcode for the conference call is “90406758.” In the event that you are unable to participate in the call, a replay will be available through Thursday, February 9, 2012 by calling (888) 286-8010. The passcode for the replay is “46488883.”

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. In the United States and Canada, as of December 31, 2011, Destination Maternity operates 2,061 retail locations, including 656 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and 1,405 leased department locations, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at over 1,100 Kohl’s® stores throughout the United States and on Kohls.com. In addition, Destination Maternity is expanding internationally and has exclusive store franchise and product supply relationships in India, the Middle East and South Korea. As of December 31, 2011, Destination Maternity has 78 international franchised locations, including 63 shop-in-shop locations and 15 Destination Maternity branded stores.

***

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding the continuation of the regular quarterly cash dividends, the trading liquidity of our common stock, projected earnings, net sales, comparable sales, other results of operations, liquidity and financial condition, and the expected results of various business

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DESTINATION MATERNITY REPORTS FIRST QUARTER FISCAL 2012 RESULTS	Page 9

initiatives that are either underway or in development, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage, retain and expand our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, the continuation of the regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.

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DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except percentages and per share data)

(unaudited)

	First Quarter Ended December 31,
	2011	2010

Net sales	$136,350	$135,435
Cost of goods sold	66,744	62,502

Gross profit	69,606	72,933
Gross margin	51.0%	53.9%
Selling, general and administrative expenses (SG&A)	65,079	63,504
SG&A as a percentage of net sales	47.7%	46.9%
Store closing, asset impairment and asset disposal expenses	437	243

Operating income	4,090	9,186
Interest expense, net	400	644
Loss on extinguishment of debt	10	9

Income before income taxes	3,680	8,533
Income tax provision	1,417	3,285

Net income	$2,263	$5,248

Net income per share – basic (1)	$0.17	$0.42

Average shares outstanding – basic (1)	13,024	12,508

Net income per share – diluted (1)	$0.17	$0.40

Average shares outstanding – diluted (1)	13,195	12,993

Supplemental information:
Net income, as reported	$2,263	$5,248
Add: stock-based compensation expense, net of tax	357	465
Add: loss on extinguishment of debt, net of tax	6	6

Adjusted net income, before stock-based compensation expense and loss on extinguishment of debt	$2,626	$5,719

Adjusted net income per share – diluted, before stock-based compensation expense and loss on extinguishment of debt (1)	$0.20	$0.44

(1)	Share and per share amounts have been retroactively adjusted to give effect to the two-for-one stock split on March 1, 2011.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2011	September 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$29,308	$15,285
Trade receivables, net	8,637	11,015
Inventories	79,194	90,366
Deferred income taxes	7,769	7,572
Prepaid expenses and other current assets	4,809	6,797

Total current assets	129,717	131,035
Property, plant and equipment, net	53,483	55,854
Other assets	11,620	11,883

Total assets	$194,820	$198,772

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit borrowings	$—	$—
Current portion of long-term debt	2,915	2,915
Accounts payable	15,282	18,456
Accrued expenses and other current liabilities	37,971	33,680

Total current liabilities	56,168	55,051
Long-term debt	23,202	28,427
Deferred rent and other non-current liabilities	22,237	22,599

Total liabilities	101,607	106,077
Stockholders’ equity	93,213	92,695

Total liabilities and stockholders’ equity	$194,820	$198,772

Selected Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	December 31, 2011	September 30, 2011	December 31, 2010

Cash and cash equivalents	$29,308	$15,285	$35,976
Inventories	79,194	90,366	72,287
Property, plant and equipment, net	53,483	55,854	58,255
Line of credit borrowings	—	—	—
Total debt	26,117	31,342	42,266
Net cash (debt) (1)	3,191	(16,057)	(6,290)
Stockholders’ equity	93,213	92,695	77,717

(1)	Net cash (debt) represents cash and cash equivalents minus total debt.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	First Quarter Ended December 31,
	2011	2010
Operating Activities
Net income	$2,263	$5,248
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,210	3,144
Stock-based compensation expense	570	745
Loss on impairment of long-lived assets	456	129
Loss on disposal of assets	9	70
Loss on extinguishment of debt	10	9
Deferred income tax (benefit) provision	(144)	1,653
Amortization of deferred financing costs	29	47
Changes in assets and liabilities:
Decrease (increase) in:
Trade receivables	2,371	2,179
Inventories	11,171	8,448
Prepaid expenses and other current assets	1,988	47
Other non-current assets	(7)	1
Increase (decrease) in:
Accounts payable, accrued expenses and other current liabilities	1,844	(3,439)
Deferred rent and other non-current liabilities	(66)	(193)

Net cash provided by operating activities	23,704	18,088

Investing Activities
Withdrawal from grantor trust	—	1,504
Capital expenditures	(1,277)	(3,580)
Purchase of intangible assets	(19)	(78)

Net cash used in investing activities	(1,296)	(2,154)

Financing Activities
Decrease in cash overdraft	(822)	(1,668)
Repayment of long-term debt	(5,225)	(2,895)
Withholding taxes on stock-based compensation paid in connection with repurchase of common stock	(6)	(155)
Cash dividends paid	(2,320)	—
Proceeds from exercise of stock options	—	63
Excess tax benefit from exercise of stock options and restricted stock vesting	—	64

Net cash used in financing activities	(8,373)	(4,591)

Effect of exchange rate changes on cash and cash equivalents	(12)	—

Net Increase in Cash and Cash Equivalents	14,023	11,343
Cash and Cash Equivalents, Beginning of Period	15,285	24,633

Cash and Cash Equivalents, End of Period	$29,308	$35,976

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Net Income to Adjusted EBITDA(1)

and Operating Income Margin to Adjusted EBITDA Margin

(in thousands, except percentages)

(unaudited)

	First Quarter Ended December 31,
	2011	2010

Net income	$2,263	$5,248
Add: income tax provision	1,417	3,285
Add: interest expense, net	400	644
Add: loss on extinguishment of debt	10	9

Operating income	4,090	9,186
Add: depreciation and amortization expense	3,210	3,144
Add: loss on impairment of long-lived assets	456	129
Add: loss on disposal of assets	9	70
Add: stock-based compensation expense	570	745

Adjusted EBITDA (1)	$8,335	$13,274

Net sales	$136,350	$135,435

Operating income margin (operating income as a percentage of net sales)	3.0%	6.8%
Adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales)	6.1%	9.8%

(1)	Adjusted EBITDA represents operating income before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss on disposal of assets; and (iv) stock-based compensation expense.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES Supplemental Financial Information (Continued)

Consolidated Statement of Income

For the Twelve Months Ended December 31, 2011

(in thousands, except percentages and per share data)

(unaudited)

Net sales	$546,309
Cost of goods sold	252,739

Gross profit	293,570
Gross margin	53.7%
Selling, general and administrative expenses (SG&A)	258,996
SG&A as a percentage of net sales	47.4%
Store closing, asset impairment and asset disposal expenses	1,233
Restructuring and other charges	193

Operating income	33,148
Interest expense, net	1,989
Loss on extinguishment of debt	38

Income before income taxes	31,121
Income tax provision	11,118

Net income	$20,003

Net income per share – basic	$1.54

Average shares outstanding – basic	12,949

Net income per share – diluted	$1.52

Average shares outstanding – diluted	13,171

Supplemental information:
Net income	$20,003
Add: restructuring and other charges, net of tax	120
Add: stock-based compensation expense, net of tax	1,359
Add: loss on extinguishment of debt, net of tax	23

Adjusted net income, before restructuring and other charges, stock-based compensation expense, and loss on extinguishment of debt	$21,505

Adjusted net income per share – diluted, before restructuring and other charges, stock-based compensation expense, and loss on extinguishment of debt	$1.63

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES Supplemental Financial Information (Continued)

Reconciliation of Net Income to Adjusted EBITDA

and Adjusted EBITDA Before Restructuring and Other Charges,

and Operating Income Margin to Adjusted EBITDA Margin

and Adjusted EBITDA Margin Before Restructuring and Other Charges

For the Twelve Months Ended December 31, 2011

(in thousands, except percentages)

(unaudited)

Net income	$20,003
Add: income tax provision	11,118
Add: interest expense, net	1,989
Add: loss on extinguishment of debt	38

Operating income	33,148
Add: depreciation and amortization expense	12,835
Add: loss on impairment of long-lived assets	1,095
Add: loss on disposal of assets	209
Add: stock-based compensation expense	2,169

Adjusted EBITDA	49,456
Add: restructuring and other charges	193

Adjusted EBITDA before restructuring and other charges	$49,649

Net sales	$546,309

Operating income margin (operating income as a percentage of net sales)	6.1%
Adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales)	9.1%
Adjusted EBITDA margin before restructuring and other charges (adjusted EBITDA before restructuring and other charges as a percentage of net sales)	9.1%

Reconciliation of Net Income Per Share – Diluted

to Adjusted Net Income Per Share – Diluted,

Before Restructuring and Other Charges, Stock-Based

Compensation Expense, and Loss on Extinguishment of Debt

(unaudited)

	Projected for the Year Ending September 30, 2012	Actual for the Year Ended September 30, 2011

Net income per share – diluted (1)	$1.26 to 1.51	$1.75
Add: per share effect of restructuring and other charges	—	0.01
Add: per share effect of stock-based compensation expense	0.11	0.11
Add: per share effect of loss on extinguishment of debt	0.00	0.00

Adjusted net income per share – diluted, before restructuring and other charges, stock-based compensation expense, and loss on extinguishment of debt (1)	$1.37 to 1.62	$1.87

(1)	Projected net income and projected adjusted net income per share – diluted for the year ending September 30, 2012 are based on approximately 13.3 million projected average diluted shares outstanding.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES Supplemental Financial Information (Continued)

Reconciliation of Net Income Per Share – Diluted

to Adjusted Net Income Per Share – Diluted,

Before Stock-Based Compensation Expense

(unaudited)

	Projected for the Second Quarter Ending March 31, 2012	Actual for the Second Quarter Ended March 31, 2011

Net income per share – diluted (1)	$0.21 to 0.31	$0.43
Add: per share effect of stock-based compensation expense	0.03	0.02

Adjusted net income per share – diluted, before stock-based compensation expense (1)	$0.24 to 0.34	$0.45

(1)	Projected net income and projected adjusted net income per share – diluted for the second quarter ending March 31, 2012 are based on approximately 13.2 million projected average diluted shares outstanding.

Reconciliation of Net Income to Adjusted EBITDA

and Adjusted EBITDA Before Restructuring and Other Charges

(in millions, unaudited)

	Projected for the Year Ending September 30, 2012 (1)	Actual for the Year Ended September 30, 2011 (1)

Net income	$16.7 to 20.1	$23.0
Add: income tax provision	10.4 to 12.6	13.0
Add: interest expense, net	1.4	2.2
Add: loss on extinguishment of debt	0.0	0.0

Operating income	28.6 to 34.1	38.2
Add: depreciation and amortization expense	13.1	12.8
Add: loss on impairment of long-lived assets and loss on disposal of assets	1.5	1.0
Add: stock-based compensation expense	2.3	2.3

Adjusted EBITDA	45.5 to 51.0	54.4
Add: restructuring and other charges	—	0.2

Adjusted EBITDA before restructuring and other charges	$45.5 to 51.0	$54.6

(1)	Components do not add to total due to rounding.

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